Exhibit 99(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectus and “Independent registered public accounting firm”, “Arrangements to disclose portfolio holdings to service providers and fiduciaries” and “Financial statements and report of independent registered public accounting firm” in the Statement of Additional Information and to use our report dated August 29, 2017, with respect to the financial statements and financial highlights of UBS Dynamic Alpha Fund, UBS Global Allocation Fund, UBS International Sustainable Equity Fund, UBS U.S. Sustainable Equity Fund (formerly, UBS U.S. Large Cap Equity Fund), UBS U.S. Small Cap Growth Fund, UBS Municipal Bond Fund and UBS Total Return Bond Fund for the year ended June 30, 2017, which are incorporated by reference in Amendment No. 126 to the Registration Statement (Form N-1A Nos. 033-47287 and 811-06637) of The UBS Funds.

/s/ Ernst & Young LLP

New York, New York

October 27, 2017